Exhibit 99.1

Popular, Inc. Announces Third Quarter 2018 Financial Results

  Net income of $140.6 million for the third quarter of 2018, compared to a net income of $279.8 million and an adjusted net income of $121.3 million for Q2 2018
  Net interest margin of 4.07% in Q3 2018, compared to 3.81% in Q2 2018
  Credit Quality:
    Non-performing loans held-in-portfolio (“NPLs”) decreased by $10.7 million from Q2 2018; NPLs to loans ratio at 2.4% vs. 2.6% in Q2 2018;
    Net charge-offs (“NCOs”) increased by $6.1 million; NCOs at 1.00% of average loans held-in-portfolio vs. 0.95% in Q2 2018;
    Provision expense of $54.4 million vs. $60.1 million in Q2 2018;
    Allowance for loan losses of $633.7 million vs. $643.0 million in Q2 2018;
    Allowance for loan losses to loans held-in-portfolio at 2.39% vs. 2.61% in Q2 2018; and
    Allowance for loan losses to NPLs flat at 100.2%.
  Common Equity Tier 1 ratio of 16.20%, Common Equity per Share of $51.77 and Tangible Book Value per Share of $44.62 at September 30, 2018

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--October 24, 2018--Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:BPOP) reported a net income of $140.6 million for the third quarter ended September 30, 2018, compared to a net income of $279.8 million and an adjusted net income of $121.3 million for the second quarter ended June 30, 2018.

Ignacio Alvarez, President and Chief Executive Officer, said: “We delivered solid results for the quarter, as we continued to build on the positive momentum created during the first half of the year. We achieved strong top line revenue once again, with net interest income growing by $37 million. These results include the positive contribution of the Reliable acquisition which closed on August 1. Our credit metrics in Puerto Rico are trending favorably, reflecting the steady recovery of the Puerto Rico economy following the impact of Hurricanes Irma and Maria in September of 2017. We are also pleased with the growth of our commercial loan portfolio in our mainland U.S. operation and the execution of several capital actions during the quarter.”

Significant Events

Acquisition of Wells Fargo’s Auto Finance Business in Puerto Rico

On August 1, 2018, Popular Auto, LLC (“Popular Auto”), Banco Popular de Puerto Rico’s auto finance subsidiary, completed the acquisition of certain assets and the assumption of certain liabilities related to Wells Fargo & Company’s (“Wells Fargo”) auto finance business in Puerto Rico (“Reliable”).

Popular Auto acquired approximately $1.6 billion in retail auto loans and $341 million in primarily auto-related commercial loans. Reliable will continue operating as a Division of Popular Auto in parallel with Popular Auto’s existing operations for a period after closing to provide continuity of service to Reliable customers while allowing Popular to assess best practices before completing the integration of the two operations. Substantially all Reliable employees received and accepted offers of employment from Popular Auto.

Wells Fargo retained approximately $398 million in retail auto loans as part of the transaction and has entered into a loan servicing agreement with Popular Auto with respect to such loans.

During the quarter ended September 30, 2018, the Reliable acquisition contributed approximately $11.7 million to net income for the quarter, composed of net interest income of $30.7 million, $5.1 million of operating income, including servicing fees from the retained Wells Fargo portfolio, and expenses of $8.6 million, including $3.8 million of transaction related expenses.

Common Stock Repurchase Plan

During the quarter ended September 30, 2018, the Corporation entered into a $125 million accelerated share repurchase transaction (“ASR”) and, in connection therewith, received an initial delivery of 2,000,000 shares (the “Initial Shares”), which was accounted for as a treasury stock transaction. As a result of the receipt of the Initial Shares, the Corporation recognized in shareholders’ equity approximately $102 million in treasury stock and $23 million as a reduction of capital surplus. During the fourth quarter of 2018, the Corporation expects to further adjust its treasury stock and capital surplus accounts to reflect the delivery or receipt of cash or shares upon the termination of the ASR agreement, which will depend on the average price of the Corporation’s shares during the term of the ASR.

Redemption of Trust Preferred Securities

On September 7, 2018, Popular North America, Inc. (“PNA”), a wholly-owned subsidiary of the Corporation, completed the redemption of all outstanding 8.327% Capital Securities, Series A (liquidation amount $1,000 per security and $52,865,000 in the aggregate) issued by BanPonce Trust I, a Delaware statutory trust established by PNA. The redemption price of each security was equal to 100% of the liquidation amount of the securities plus accumulated and unpaid distributions up to and excluding the redemption date.

Issuance of Senior Notes

On September 11, 2018, the Corporation issued $300 million aggregate principal amount of 6.125% Senior Notes due 2023 (the “Notes”) in an underwritten public offering pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. The Corporation used the net proceeds of the offering and available cash to redeem on October 15, 2018 (the “Redemption Date”) $450 million aggregate principal amount of its outstanding 7.00% Senior Notes due 2019 (the “2019 Notes”).

The redemption price of each security was equal to the sum of the present values of the remaining scheduled payments of principal and interest on the 2019 Notes redeemed that would have been due after the Redemption Date and on or prior to June 1, 2019 (exclusive of any interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case unpaid interest, if any, accrued to, but not including the Redemption Date. As such, during the fourth quarter of 2018, the Corporation expects to recognize approximately $13 million in expenses associated with the accelerated amortization of debt issuance costs and the redemption price of these securities.

Earnings Highlights

(Unaudited)	Quarters ended			Nine months ended
(Dollars in thousands, except per share information)	30-Sep-18	30-Jun-18	30-Sep-17	30-Sep-18	30-Sep-17
Net interest income	$451,469	$414,136	$378,171	$1,258,652	$1,114,748
Provision for loan losses	54,387	60,054	157,659	183,774	249,681
Provision for loan losses - covered loans [1]	-	-	3,100	1,730	4,255
Net interest income after provision for loan losses	397,082	354,082	217,412	1,073,148	860,812
FDIC loss-share income (expense)	-	102,752	(3,948)	94,725	(12,680)
Other non-interest income	151,021	132,057	104,322	404,602	345,716
Operating expenses	365,437	337,668	317,088	1,025,107	935,241
Income before income tax	182,666	251,223	698	547,368	258,607
Income tax expense (benefit)	42,018	(28,560)	(19,966)	35,613	48,772
Net income	$140,648	$279,783	$20,664	$511,755	$209,835
Net income applicable to common stock	$139,718	$278,852	$19,734	$508,963	$207,043
Net income per common share - Basic	$1.38	$2.74	$0.19	$5.01	$2.03
Net income per common share - Diluted	$1.38	$2.73	$0.19	$5.00	$2.03
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that were covered under the FDIC Shared-Loss Agreements, terminated on May 22, 2018.

Adjusted results – Non-GAAP

The Corporation prepared its Consolidated Financial Statement using accounting principles generally accepted in the U.S. (“U.S. GAAP” or the “reported basis”). In addition to analyzing the Corporation’s results on the reported basis, management monitors the “Adjusted net income” of the Corporation and excludes the impact of certain transactions on the results of its operations. Management believes that “Adjusted net income” provides meaningful information to investors about the underlying performance of the Corporation’s ongoing operations. “Adjusted net income” is a non-GAAP financial measure.

No adjustments are reflected for the third quarter of 2018. The table below describes adjustments to net income for the quarter ended June 30, 2018.

(Unaudited)
	Quarter ended
(In thousands)	30-Jun-18
		Income tax	Impact on net
	Pre-tax	effect	income
U.S. GAAP Net income			$279,783
Non-GAAP Adjustments:
Termination of FDIC Shared-Loss Agreements[1]	$(94,633)	$45,059	(49,574)
Tax Closing Agreement[2]	-	(108,946)	(108,946)
Adjusted net income (Non-GAAP)			$121,263
[1]On May 22, 2018, BPPR entered into a Termination Agreement with the FDIC to terminate all Shared-Loss Agreements in connection with the acquisition of certain assets and assumption of certain liabilities of Westernbank Puerto Rico in 2010. As a result, BPPR recognized a pre-tax gain of $94.6 million, net of the related professional and advisory fees of $8.1 million associated with the Termination Agreement.
[2]Represents the impact of the Termination Agreement on income taxes. In June 2012, the Corporation entered into a Tax Closing Agreement with the Puerto Rico Department of the Treasury to clarify the tax treatment related to the loans acquired in the FDIC Transaction in accordance with the provisions of the Puerto Rico Tax Code. Based on the provisions of this Tax Closing Agreement, the Corporation recognized a net income tax benefit of $108.9 million during the second quarter of 2018.

Net interest income

Net interest income for the quarter ended September 30, 2018 was $451.5 million, compared to $414.1 million for the previous quarter. Net interest margin was 4.07% for the quarter, compared to 3.81% for the previous quarter. As a result of the May 2018 termination of the loss share agreements (the “FDIC Shared-Loss Agreements”) entered into with the Federal Deposit Insurance Corporation in connection with the acquisition of certain assets and assumption of certain liabilities of Westernbank, the presentation of net interest income has been adjusted since the second quarter of 2018 to present the income from the loans acquired from Westernbank (the “WB Loans”) in their respective loan segments. Previously, the Corporation presented the income associated with the WB Loans aggregated into a single line in its analysis of average balances and yields (Tables D and E). The presentation for prior periods has been adjusted accordingly, for comparative purposes.

The increase of $37.4 million in net interest income is mainly the result of the following:

Positive variances:

  Higher income from money market, trading and investments by $3.1 million due to higher yields by 13 basis points as a result of investments at higher yields during the quarter, including the impact of the increase in the Fed Funds rate by 25 basis points in mid-June 2018;
  Higher income from the consumer loans portfolio by $33 million, or 37 basis points, mainly driven by income from the portfolio acquired from Reliable of $30.1 million, which includes $9.3 million related to the amortization of the fair value discount recognized in connection with the transaction;
  Higher income from the commercial loans portfolio by $10.7 million, or 17 basis points, mainly driven by income from the portfolio acquired from Reliable of $7.0 million, which includes $4.1 million related to the amortization of the fair value discount recognized in connection with the transaction. Also, portfolio growth at Popular Bank (“Popular U.S.”) and the positive impact of higher market rates in the adjustable rate portfolio continue to contribute to the increase in interest income; and
  The impact of one additional day in the third quarter contributed to the increase in net interest income by $3.2 million.

Negative variance:

  Higher cost of interest-bearing deposits by $9.9 million, or 11 basis points, due mainly to higher average balances in NOW and money market and savings accounts, impacted primarily by public sector deposits at BPPR and higher cost of the U.S. deposits, mainly from Popular U.S. online platform.

BPPR’s net interest income amounted to $388.5 million for the quarter ended September 30, 2018, compared to $352.7 million in the previous quarter. The increase of $35.8 million in net interest income was mainly due to the income from the loan portfolio acquired from Reliable and higher income from money market, trading and investment securities resulting from higher yields, as previously stated. These positive results were partially offset by higher interest expense on deposits, mainly from public sector deposits. The net interest margin for the third quarter of 2018 was 4.35%, an increase of 28 basis points when compared to 4.07% for the previous quarter. The increase in net interest margin was due to the composition of earning assets, which during the third quarter were deployed to purchase the loan portfolio acquired from Reliable, which resulted in an average yield of 12%, including the fair value discount amortization. BPPR’s earning assets yielded 4.81%, compared to 4.43% in the previous quarter, while the cost of interest bearing deposits was 0.62%, or 13 basis points higher than the 0.49% reported in the previous quarter. The total cost of deposits, including non-interest demand deposits for the quarter was 0.47%.

Net interest income for Popular U.S. was $76.2 million, for the quarter ended September 30, 2018, compared to $75.5 million during the previous quarter. The increase of $0.7 million in net interest income was mainly due to higher volume and yields on commercial and construction loans, partially offset by the related funding costs. Net interest margin for the quarter increased 3 basis points to 3.50%, compared to 3.47% for the previous quarter. The increase in net interest margin was mostly due to higher proportion of earning assets in loans, which carry a higher yield as compared to money market deposits and investments, partially offset by higher cost of deposits mostly raised through the Popular U.S.’s online deposit platform. Popular U.S.’s earning assets yielded 4.54%, compared to 4.44% in the previous quarter, while the cost of interest bearing deposits was 1.26%, compared to 1.17% in the previous quarter.

Non-interest income

Non-interest income amounted to $151.0 million for the quarter ended September 30, 2018, including $9.5 million of insurance recoveries related to Hurricane Maria, compared to $234.8 million for the previous quarter. The decrease of $83.8 million was mainly due to the gain of $102.8 million recorded during the second quarter as a result of the termination of the FDIC Shared-Loss Agreements. Excluding the unfavorable variance due to the FDIC transaction, non-interest income increased by $19.0 million primarily driven by:

  Higher service charges on deposit accounts by $1.0 million, mainly at BPPR, due to higher fees on transactional cash management services;
  higher other service fees by $1.4 million due to higher asset management fees and higher insurance commission revenues, partially offset by lower credit card late fees due to the reversal of income related to loans charged off during the quarter, as well as improved delinquencies, and lower debit card fees due to lower transactional volumes;
  higher income on mortgage banking activities by $1.2 million mainly due to higher gains on securitization transactions by $0.5 million, lower runoff of the mortgage servicing rights portfolio by $0.4 million, and higher realized gains on closed derivatives positions by $0.3 million; and
  higher other operating income by $17.8 million resulting from the previously mentioned insurance recoveries of $9.5 million and higher modification fees received for the successful completion of loss mitigation alternatives related to hurricane relief measures by $5.7 million.

These positive variances were partially offset by:

  Unfavorable variance in adjustments to indemnity reserves of $2.5 million related to loans previously sold with credit recourse at BPPR.

Refer to Table B for further details.

Operating expenses

Operating expenses of $365.4 million for the third quarter of 2018, including the write-down of $19.6 million charge related to the capitalized software costs of a technology project discontinued by the Corporation. Other variances which contributed to the increase of $27.8 million when compared with the second quarter of 2018 were the following:

  Higher personnel costs by $15.4 million, including $3.9 million related to the Reliable acquisition, due to higher salaries of $5.5 million as result of higher headcount and salary increases; and higher commissions, incentives and other bonuses of $5.4 million. The remaining increase in personnel costs is mainly related to annual incentives tied to the Corporation’s improved performance.
  Expenses related to the Reliable acquisition, other than personnel costs, which amounted to $4.7 million for the third quarter of 2018.

Partially offset by:

  Lower professional fees by $10.0 million mainly due to professional and advisory expenses associated with the termination of the FDIC Shared-Loss Agreements of $8.1 million during the second quarter of 2018.

Full-time equivalent employees were 8,363 as of September 30, 2018, compared to 7,958 as of June 30, 2018. The increase in FTEs was mainly related to the integration of 352 Reliable employees.

For a breakdown of operating expenses by category refer to table B.

Income taxes

For the quarter ended September 30, 2018, the Corporation recorded an income tax expense of $42.0 million, compared to an income tax benefit of $28.6 million for the previous quarter. The results for the second quarter include a pre-tax gain of $94.6 million resulting from the previously mentioned termination of the FDIC Shared-Loss Agreements and the related income tax expense of $45.0 million. The results also include an income tax benefit of $108.9 million related to the Tax Closing Agreement entered into in connection with the FDIC assisted acquisition of Westernbank. Excluding the combined impact of these items, the income tax expense for the second quarter was $35.3 million, an effective tax rate of 23%. The effective tax rate for the third quarter of 2018 was of 23%.

The effective tax rate of the Corporation is impacted by the composition and source of its taxable income. For the fourth quarter of 2018, the Corporation expects its consolidated effective tax rate to be approximately 22%.

Credit Quality

The third quarter results reflect improvements in credit quality, with most of the credit metrics improving or trending back to pre-hurricane levels. The Corporation continues to closely monitor its loan portfolios and related credit metrics given remaining challenges in the Puerto Rico’s fiscal and economic outlook. The results of our U.S. operation also reflect strong growth and favorable credit quality metrics, except for the U.S. taxi medallion portfolio acquired from the FDIC in the assisted sale of Doral Bank, which continues to reflect the pressure on medallion collateral values, particularly in the New York City metro area.

The following presents asset quality results for the third quarter of 2018. These results include the impact of the Reliable acquisition completed in August 1, 2018.

  Inflows of NPLs held-in-portfolio, excluding consumer loans, decreased by $107.6 million quarter-over-quarter, mainly driven by lower inflows in the P.R. mortgage and commercial portfolios of $59.4 million and $30.5 million, respectively. P.R. mortgage inflows for the quarter were significantly lower than pre-hurricane levels, reflective of lower early delinquencies post-moratorium. The decrease in the P.R. commercial portfolio was driven by the impact of two large customers with an aggregate amount of $45.5 million in the previous quarter.
  Total non-performing loans held-in-portfolio decreased by $10.7 million from the second quarter of 2018, mainly driven by lower P.R. mortgage NPLs of $24.5 million, primarily due to lower inflows for the quarter. This decrease was partially offset by higher P.R. consumer and commercial NPLs of $8.4 million and $8.5 million, respectively. The P.R. consumer NPLs increase was related to the Reliable acquisition, while the commercial NPLs increase was mostly driven by a relationship of $16.3 million. At September 30, 2018, the ratio of NPLs to total loans held-in-portfolio was 2.4%, compared to 2.6% in the second quarter of 2018.
  Net charge-offs increased by $6.1 million from the second quarter of 2018. P.R. mortgage and consumer NCOs increases of $10.4 million and $9.0 million, respectively, were mostly due to post-moratorium effects, which were accounted for in the hurricane-related reserve. This increase was in part offset by lower commercial NCOs by $14.0 million, of which $8.6 million were related to taxi medallion charge-offs. The Corporation’s ratio of annualized net charge-offs to average loans held-in-portfolio was at 1.00%, compared to 0.95% in the second quarter of 2018. Refer to Table J for further information on net charge-offs and related ratios.
  The allowance for loan losses decreased by $9.3 million from the second quarter of 2018 to $633.7 million. The P.R. segment ALLL decreased by $7.0 million, principally driven by downward adjustments of $23.1 million to the hurricane-related reserve, as portfolios have performed better than the assumptions used to create this reserve in the third quarter of last year, coupled with a decrease of $5.9 million related to the annual ALLL review and recalibration completed during this quarter. In addition to the ALLL models’ recalibration, management revised certain loss estimates prompting an increase in the reserves for the purchased credit impaired loans accounted for under ASC 310-30 and the U.S. consumer portfolio of $20.5 million and $6.9 million, respectively. The U.S. segment ALLL decreased by $2.3 million when compared to the previous quarter. The impact of the annual ALLL review was immaterial for the U.S. segment.
  The general and specific reserves totaled $503.2 million and $130.5 million, respectively, at quarter-end, compared with $523.7 million and $119.3 million, respectively, as of June 30, 2018. The ratio of the allowance for loan losses to loans held-in-portfolio was 2.39% in the third quarter of 2018, compared to 2.61% from the previous quarter. The ratio of the allowance for loan losses to NPLs held-in-portfolio stood at 100.2%.
  The provision for loan losses for the third quarter of 2018 decreased by $5.7 million. The U.S. provision decreased by $13.1 million due to higher incremental reserves for the U.S. taxi medallion portfolio in the previous quarter, in part offset by a higher P.R. provision of $7.5 million. The provision to net charge-offs ratio was 85.4% in the third quarter of 2018, compared to 104.2% in the previous quarter.

Non-Performing Assets
(Unaudited)
(In thousands)	30-Sep-18	30-Jun-18	30-Sep-17
Total non-performing loans held-in-portfolio, excluding covered loans	$632,488	$643,199	$585,928
Other real estate owned (“OREO”), excluding covered OREO	133,780	142,063	176,728
Total non-performing assets, excluding covered assets	766,268	785,262	762,656
Covered loans and OREO	-	-	24,951
Total non-performing assets	$766,268	$785,262	$787,607
Net charge-offs for the quarter (excluding covered loans)	$63,687	$57,614	$53,009

Ratios (excluding covered loans):
Non-covered loans held-in-portfolio	$26,512,168	$24,608,516	$23,173,450
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.39%	2.61%	2.53%
Allowance for loan losses to loans held-in-portfolio	2.39	2.61	2.65
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	100.19	99.97	104.77

Refer to Table H for additional information.
Provision for Loan Losses

(Unaudited)	Quarters ended			Nine months ended
(In thousands)	30-Sep-18	30-Jun-18	30-Sep-17	30-Sep-18	30-Sep-17
Provision for loan losses:
BPPR	$51,878	$44,405	$115,115	$153,001	$188,766
Popular U.S.	2,509	15,649	42,544	30,773	60,915
Total provision for loan losses - non-covered loans	$54,387	$60,054	$157,659	$183,774	$249,681
Provision for loan losses - covered loans	-	-	3,100	1,730	4,255
Total provision for loan losses	$54,387	$60,054	$160,759	$185,504	$253,936

Credit Quality by Segment
(Unaudited)
(In thousands)	Quarters ended
BPPR	30-Sep-18	30-Jun-18	30-Sep-17
Provision for loan losses	$51,878	$44,405	$115,115
Net charge-offs	58,846	44,465	45,301
Total non-performing loans held-in-portfolio, excluding covered loans	580,803	589,838	548,666
Allowance / non-covered loans held-in-portfolio	2.83%	3.14%	3.06%

Quarters ended
Popular U.S.	30-Sep-18	30-Jun-18	30-Sep-17
Provision for loan losses	$2,509	$15,649	$42,544
Net charge-offs	4,841	13,149	7,708
Total non-performing loans held-in-portfolio	51,685	53,361	37,262
Allowance / non-covered loans held-in-portfolio	1.10%	1.16%	1.48%
Financial Condition Highlights

(Unaudited)
(In thousands)	30-Sep-18	30-Jun-18	30-Sep-17
Cash and money market investments	$5,010,010	$9,029,010	$6,005,649
Investment securities	13,344,548	10,847,601	9,374,355
Loans not covered under loss-sharing agreements with the FDIC	26,512,168	24,608,516	23,173,450
Loans covered under loss-sharing agreements with the FDIC	-	-	524,854
Total assets	47,919,428	47,535,177	42,601,267
Deposits	39,648,827	39,377,561	34,248,936
Borrowings	2,046,003	1,869,774	2,147,064
Total liabilities	42,675,079	42,245,516	37,315,836
Stockholders’ equity	5,244,349	5,289,661	5,285,431

Total assets increased by $0.4 billion from the second quarter of 2018, driven by:

  An increase of $2.5 billion in debt securities available-for-sale mainly due to purchases of U.S. Treasury securities at BPPR; and
  an increase of $1.9 billion in loans held-in-portfolio principally related to the retail auto loan and commercial loan portfolio acquired from Reliable;

Partially offset by:

  A decrease of $4.0 billion in cash and money market investments at BPPR, due to the cash consideration of approximately $1.8 billion paid in connection with the acquisition of Reliable and the previously mentioned purchases of U.S. Treasury securities.

Total liabilities increased by $0.4 billion from the second quarter of 2018, mainly due to:

  An increase of $0.3 billion in deposits mainly due to an increase in interest-bearing public demand deposits of $0.9 billion at BPPR; partially offset by a decrease in non-interest bearing private demand deposits of $0.6 billion. Refer to Table G for additional information on deposits; and
  An increase of $0.2 billion in notes payable due to the issuance of $300 million in senior notes, partially offset by the repayment of $55 million of junior subordinated debentures in connection with the redemption of the capital securities issued by BanPonce Trust I, as previously mentioned. The proceeds from the issuance of $300 million in senior notes were used, together with available cash, to redeem on October 15, 2018 $450 million aggregate principal amount of outstanding 7.00% Senior Notes due 2019.

Stockholders’ equity decreased by approximately $45.3 million from the second quarter of 2018, principally due to the recognition of $102.0 million in treasury stock and $23.0 million as a reduction to capital surplus as part of the $125 million accelerated share repurchase transaction; declared dividends of $25.1 million on common stock and $0.9 million in dividends on preferred stock; and higher unrealized losses on debt securities available-for-sale by $39.8 million; partially offset by net income for the quarter of $140.6 million.

Common equity tier-1 ratio (“CET1”), common equity per share and tangible book value per share were 16.20%, $51.77 and $44.62, respectively, at September 30, 2018, compared to 17.47%, $51.22 and $44.78 at June 30, 2018. Refer to Table A for capital ratios.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those about Popular’s business, financial condition, results of operations, plans, objectives, and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include without limitation the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal proceedings and new accounting standards on the Corporation’s financial condition and results of operations, the impact of Hurricanes Irma and Maria on us, our ability to successfully integrate the auto finance business acquired from Wells Fargo & Company, as well as the unexpected costs, including, without limitation, costs due to exposure to any unrecorded liabilities or issues not identified during due diligence investigation of the business or that are not subject to indemnification or reimbursement, and risks that the business may suffer as a result of the transaction, including due to adverse effects on relationships with customers, employees and service providers. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, and our Form 10-Q for the quarter ended September 30, 2018 to be filed with the SEC. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

About Popular, Inc.

Popular, Inc. is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Conference Call

Popular will hold a conference call to discuss its financial results today Wednesday, October 24, 2018 at 11:00 a.m. Eastern Time. The call will be open to the public and broadcasted live over the Internet, and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-866-235-1201 or 1-412-902-4127. There is no charge to access the call.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Friday, November 23, 2018. The replay dial-in is: 1-877-344-7529 or 1-412-317-0088. The replay passcode is 10123793.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.
Financial Supplement to Third Quarter 2018 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER

Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE

Table F - Mortgage Banking Activities and Other Service Fees

Table G - Loans and Deposits

Table H - Non-Performing Assets

Table I - Activity in Non-Performing Loans

Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED

Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS

Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - POPULAR U.S. OPERATIONS

Table N - Reconciliation to GAAP Financial Measures

POPULAR, INC.
Financial Supplement to Third Quarter 2018 Earnings Release
Table A - Selected Ratios and Other Information
(Unaudited)

	Quarters ended			Nine months ended
	30-Sep-18	30-Jun-18	30-Sep-17	30-Sep-18	30-Sep-17
Basic EPS	$1.38	$2.74	$0.19	$5.01	$2.03
Diluted EPS	$1.38	$2.73	$0.19	$5.00	$2.03
Average common shares outstanding	101,067,300	101,892,402	101,652,352	101,549,711	102,057,607
Average common shares outstanding - assuming dilution	101,249,154	102,031,955	101,763,872	101,731,930	102,185,544
Common shares outstanding at end of period	100,336,341	102,296,440	102,026,417	100,336,341	102,026,417

Market value per common share	$51.25	$45.21	$35.94	$51.25	$35.94

Market capitalization - (In millions)	$5,142	$4,625	$3,667	$5,142	$3,667

Return on average assets	1.17%	2.40%	0.20%	1.48%	0.69%
	.	.
Return on average common equity	10.10%	20.84%	1.47%	12.72%	5.24%

Net interest margin	4.07%	3.81%	3.96%	3.92%	4.02%

Common equity per share	$51.77	$51.22	$51.31	$51.77	$51.31

Tangible common book value per common share (non-GAAP) [1]	$44.62	$44.78	$44.79	$44.62	$44.79

Tangible common equity to tangible assets (non-GAAP) [1]	9.49%	9.77%	10.90%	9.49%	10.90%

Tier 1 capital	16.20%	17.47%	16.63%	16.20%	16.63%

Total capital	18.84%	20.41%	19.62%	18.84%	19.62%

Tier 1 leverage	9.60%	9.82%	10.29%	9.60%	10.29%

Common Equity Tier 1 capital	16.20%	17.47%	16.63%	16.20%	16.63%
[1] Refer to Table N for reconciliation to GAAP financial measures.

POPULAR, INC.
Financial Supplement to Third Quarter 2018 Earnings Release
Table B - Consolidated Statement of Operations
(Unaudited)
	Quarters ended		Variance	Quarter ended	Variance	Nine months ended
(In thousands, except per share information)	30-Sep-18	30-Jun-18	Q3 2018 vs. Q2 2018	30-Sep-17	Q3 2018 vs. Q3 2017	30-Sep-18	30-Sep-17
Interest income:
Loans	$430,637	$386,277	$44,360	$371,979	$58,658	$1,190,498	$1,102,784
Money market investments	27,581	36,392	(8,811)	15,529	12,052	86,258	33,233
Investment securities	70,147	58,181	11,966	48,375	21,772	185,537	144,594
Total interest income	528,365	480,850	47,515	435,883	92,482	1,462,293	1,280,611
Interest expense:
Deposits	55,134	45,228	9,906	37,058	18,076	139,050	104,907
Short-term borrowings	1,622	1,752	(130)	1,524	98	5,387	3,734
Long-term debt	20,140	19,734	406	19,130	1,010	59,204	57,222
Total interest expense	76,896	66,714	10,182	57,712	19,184	203,641	165,863
Net interest income	451,469	414,136	37,333	378,171	73,298	1,258,652	1,114,748
Provision for loan losses - non-covered loans	54,387	60,054	(5,667)	157,659	(103,272)	183,774	249,681
Provision for loan losses - covered loans	-	-	-	3,100	(3,100)	1,730	4,255
Net interest income after provision for loan losses	397,082	354,082	43,000	217,412	179,670	1,073,148	860,812
Service charges on deposit accounts	38,147	37,102	1,045	39,273	(1,126)	111,704	119,882
Other service fees	64,316	62,876	1,440	53,481	10,835	187,794	168,824
Mortgage banking activities	11,269	10,071	1,198	5,239	6,030	33,408	27,349
Net gain on sale of debt securities	-	-	-	83	(83)	-	83
Other-than-temporary impairment losses on debt securities	-	-	-	-	-	-	(8,299)
Net gain (loss), including impairment, on equity securities	370	234	136	20	350	(42)	201
Net (loss) profit on trading account debt securities	(122)	21	(143)	253	(375)	(299)	(680)
Net loss on sale of loans, including valuation adjustments on loans held-for-sale	-	-	-	(420)	420	-	(420)
Adjustments (expense) to indemnity reserves on loans sold	(3,029)	(527)	(2,502)	(6,406)	3,377	(6,482)	(11,302)
FDIC loss-share income (expense)	-	102,752	(102,752)	(3,948)	3,948	94,725	(12,680)
Other operating income	40,070	22,280	17,790	12,799	27,271	78,519	50,078
Total non-interest income	151,021	234,809	(83,788)	100,374	50,647	499,327	333,036
Operating expenses:
Personnel costs
Salaries	83,535	78,008	5,527	78,976	4,559	239,940	235,055
Commissions, incentives and other bonuses	25,365	20,004	5,361	16,879	8,486	66,685	55,252
Pension, postretirement and medical insurance	8,670	9,363	(693)	9,668	(998)	27,962	29,768
Other personnel costs, including payroll taxes	22,187	16,957	5,230	12,246	9,941	55,354	38,382
Total personnel costs	139,757	124,332	15,425	117,769	21,988	389,941	358,457
Net occupancy expenses	18,602	22,425	(3,823)	22,254	(3,652)	63,829	65,295
Equipment expenses	18,303	17,775	528	16,457	1,846	53,284	48,677
Other taxes	11,923	10,876	1,047	10,858	1,065	33,701	32,567
Professional fees
Collections, appraisals and other credit related fees	3,371	4,228	(857)	3,559	(188)	10,657	11,161
Programming, processing and other technology services	55,187	54,547	640	49,717	5,470	161,039	149,377
Legal fees, excluding collections	4,284	4,907	(623)	2,928	1,356	14,954	8,538
Other professional fees	21,018	30,221	(9,203)	14,568	6,450	74,098	43,880
Total professional fees	83,860	93,903	(10,043)	70,772	13,088	260,748	212,956
Communications	6,054	5,382	672	5,394	660	17,342	17,242
Business promotion	15,478	16,778	(1,300)	15,216	262	44,265	40,158
FDIC deposit insurance	8,610	7,004	1,606	6,271	2,339	22,534	18,936
Other real estate owned (OREO) expenses	7,950	6,947	1,003	11,724	(3,774)	21,028	41,212
Credit and debit card processing, volume, interchange and other expenses	8,946	9,635	(689)	7,375	1,571	23,189	19,348
Other operating expenses
Operational losses	7,770	9,001	(1,231)	13,222	(5,452)	26,695	27,973
All other	35,860	11,286	24,574	17,431	18,429	61,578	45,386
Total other operating expenses	43,630	20,287	23,343	30,653	12,977	88,273	73,359
Amortization of intangibles	2,324	2,324	-	2,345	(21)	6,973	7,034
Total operating expenses	365,437	337,668	27,769	317,088	48,349	1,025,107	935,241
Income before income tax	182,666	251,223	(68,557)	698	181,968	547,368	258,607
Income tax expense (benefit)	42,018	(28,560)	70,578	(19,966)	61,984	35,613	48,772
Net income	$140,648	$279,783	$(139,135)	$20,664	$119,984	$511,755	$209,835
Net income applicable to common stock	$139,718	$278,852	$(139,134)	$19,734	$119,984	$508,963	$207,043
Net income per common share - basic	$1.38	$2.74	$(1.36)	$0.19	$1.19	$5.01	$2.03
Net income per common share - diluted	$1.38	$2.73	$(1.35)	$0.19	$1.19	$5.00	$2.03
Dividends Declared per Common Share	$0.25	$0.25	$-	$0.25	$-	$0.75	$0.75

Popular, Inc.
Financial Supplement to Third Quarter 2018 Earnings Release
Table C - Consolidated Statement of Financial Condition
(Unaudited)
				Variance
				Q3 2018 vs.
(In thousands)	30-Sep-18	30-Jun-18	30-Sep-17	Q2 2018
Assets:
Cash and due from banks	$400,949	$400,568	$517,437	$381
Money market investments	4,609,061	8,628,442	5,488,212	(4,019,381)
Trading account debt securities, at fair value	37,731	41,637	37,307	(3,906)
Debt securities available-for-sale, at fair value	13,047,617	10,542,010	9,059,116	2,505,607
Debt securities held-to-maturity, at amortized cost	101,238	104,937	106,636	(3,699)
Equity securities	157,962	159,017	171,296	(1,055)
Loans held-for-sale, at lower of cost or fair value	51,742	73,859	68,864	(22,117)
Loans held-in-portfolio:
Loans not covered under loss-sharing agreements with the FDIC	26,661,951	24,752,700	23,302,047	1,909,251
Loans covered under loss-sharing agreements with the FDIC	-	-	524,854	-
Less: Unearned income	149,783	144,184	128,597	5,599
Allowance for loan losses	633,718	643,018	646,913	(9,300)
Total loans held-in-portfolio, net	25,878,450	23,965,498	23,051,391	1,912,952
FDIC loss-share asset	-	-	48,470	-
Premises and equipment, net	557,104	548,432	532,532	8,672
Other real estate not covered under loss-sharing agreements with the FDIC	133,780	142,063	176,728	(8,283)
Other real estate covered under loss-sharing agreements with the FDIC	-	-	21,545	-
Accrued income receivable	163,443	165,592	146,339	(2,149)
Mortgage servicing assets, at fair value	162,779	164,025	180,157	(1,246)
Other assets	1,900,850	1,940,780	2,329,927	(39,930)
Goodwill	687,536	627,294	627,294	60,242
Other intangible assets	29,186	31,023	38,016	(1,837)
Total assets	$47,919,428	$47,535,177	$42,601,267	$384,251
Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$8,803,752	$9,392,263	$7,449,857	$(588,511)
Interest bearing	30,845,075	29,985,298	26,799,079	859,777
Total deposits	39,648,827	39,377,561	34,248,936	271,266
Assets sold under agreements to repurchase	300,116	306,911	374,405	(6,795)
Other short-term borrowings	1,200	1,200	240,598	-
Notes payable	1,744,687	1,561,663	1,532,061	183,024
Other liabilities	980,249	998,181	919,836	(17,932)
Total liabilities	42,675,079	42,245,516	37,315,836	429,563
Stockholders’ equity:
Preferred stock	50,160	50,160	50,160	-
Common stock	1,043	1,043	1,042	-
Surplus	4,281,515	4,302,946	4,265,053	(21,431)
Retained earnings	1,629,692	1,515,058	1,350,730	114,634
Treasury stock	(183,872)	(82,754)	(90,222)	(101,118)
Accumulated other comprehensive loss, net of tax	(534,189)	(496,792)	(291,332)	(37,397)
Total stockholders’ equity	5,244,349	5,289,661	5,285,431	(45,312)
Total liabilities and stockholders’ equity	$47,919,428	$47,535,177	$42,601,267	$384,251

Popular, Inc.
Financial Supplement to Third Quarter 2018 Earnings Release
Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER
(Unaudited)

	Quarter ended			Quarter ended			Quarter ended			Variance			Variance
	30-Sep-18			30-Jun-18			30-Sep-17			Q3 2018 vs. Q2 2018			Q3 2018 vs. Q3 2017
($ amounts in millions; yields not on a taxable equivalent basis)	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$18,547	$97.7	2.10%	$19,257	$94.6	1.97%	$14,483	$63.9	1.76%	($710)	$3.1	0.13%	$4,064	$33.8	0.34%
Loans not covered under loss-sharing agreements with the FDIC:
Commercial	11,814	176.7	5.94	11,537	166.0	5.77	11,131	155.4	5.54	277	10.7	0.17	683	21.3	0.40
Construction	932	15.2	6.45	918	14.3	6.28	826	12.0	5.76	14	0.9	0.17	106	3.2	0.69
Mortgage	7,142	90.3	5.06	7,109	91.0	5.12	7,035	91.3	5.19	33	(0.7)	(0.06)	107	(1.0)	(0.13)
Consumer	4,818	135.2	11.14	3,805	102.2	10.77	3,806	101.4	10.57	1,013	33.0	0.37	1,012	33.8	0.57
Lease financing	885	13.3	5.99	850	12.7	5.99	750	11.9	6.37	35	0.6	-	135	1.4	(0.38)
Total loans	25,591	430.7	6.69	24,219	386.2	6.39	23,548	372.0	6.28	1,372	44.5	0.30	2,043	58.7	0.41
Total interest earning assets	$44,138	$528.4	4.76%	$43,476	$480.8	4.43%	$38,031	$435.9	4.56%	$662	$47.6	0.33%	$6,107	$92.5	0.20%
Allowance for loan losses	(639)			(645)			(566)			6			(73)
Other non-interest earning assets	3,992			4,019			4,238			(27)			(246)
Total average assets	$47,491			$46,850			$41,703			$641			$5,788

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$13,201	$23.0	0.69%	$12,476	$15.7	0.51%	$10,465	$10.3	0.39%	$725	$7.3	0.18%	$2,736	$12.7	0.30%
Savings	9,797	9.0	0.37	9,472	7.8	0.33	8,260	5.0	0.24	325	1.2	0.04	1,537	4.0	0.13
Time deposits	7,419	23.1	1.24	7,749	21.7	1.12	7,543	21.8	1.14	(330)	1.4	0.12	(124)	1.3	0.10
Total interest-bearing deposits	30,417	55.1	0.72	29,697	45.2	0.61	26,268	37.1	0.56	720	9.9	0.11	4,149	18.0	0.16
Borrowings	1,861	21.8	4.68	1,962	21.5	4.39	1,982	20.6	4.17	(101)	0.3	0.29	(121)	1.2	0.51
Total interest-bearing liabilities	32,278	76.9	0.95	31,659	66.7	0.85	28,250	57.7	0.81	619	10.2	0.10	4,028	19.2	0.14
Net interest spread			3.81%			3.58%			3.75%			0.23%			0.06%
Non-interest bearing deposits	8,860			8,966			7,235			(106)			1,625
Other liabilities	816			811			832			5			(16)
Stockholders' equity	5,537			5,414			5,386			123			151
Total average liabilities and stockholders' equity	$47,491			$46,850			$41,703			$641			$5,788

Net interest income / margin non-taxable equivalent basis		$451.5	4.07%		$414.1	3.81%		$378.2	3.96%		$37.4	0.26%		$73.3	0.11%

Popular, Inc.
Financial Supplement to Third Quarter 2018 Earnings Release
Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE
(Unaudited)

	Nine months ended			Nine months ended
	30-Sep-18			30-Sep-17			Variance
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
($ amounts in millions; yields not on a taxable equivalent basis)	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$18,191	$271.8	2.00%	$13,649	$177.8	1.74%	$4,542	$94.0	0.26%
Loans not covered under loss-sharing agreements with the FDIC:
Commercial	11,607	504.2	5.81	10,967	454.0	5.53	640	50.2	0.28
Construction	919	43.1	6.27	820	34.0	5.55	99	9.1	0.72
Mortgage	7,109	270.3	5.07	7,133	280.6	5.25	(24)	(10.3)	(0.18)
Consumer	4,147	334.6	10.79	3,754	298.9	10.65	393	35.7	0.14
Lease financing	852	38.3	5.99	729	35.3	6.46	123	3.0	(0.47)
Total loans	24,634	1,190.5	6.46	23,403	1,102.8	6.29	1,231	87.7	0.17
Total interest earning assets	$42,825	$1,462.3	4.56%	$37,052	$1,280.6	4.62%	$5,773	$181.7	(0.06)%
Allowance for loan losses	(640)			(548)			(92)
Other non-interest earning assets	4,024			4,277			(253)
Total average assets	$46,209			$40,781			$5,428

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$12,298	$50.2	0.55%	$9,809	$27.9	0.38%	$2,489	$22.3	0.17%
Savings	9,341	22.0	0.31	7,984	14.9	0.25	1,357	7.1	0.06
Time deposits	7,621	66.8	1.17	7,653	62.1	1.08	(32)	4.7	0.09
Total interest-bearing deposits	29,260	139.0	0.64	25,446	104.9	0.55	3,814	34.1	0.09
Borrowings	1,954	64.6	4.42	1,981	61.0	4.11	(27)	3.6	0.31
Total interest-bearing liabilities	31,214	203.6	0.87	27,427	165.9	0.81	3,787	37.7	0.06
Net interest spread			3.69%			3.81%			(0.12)%
Non-interest bearing deposits	8,755			7,156			1,599
Other liabilities	842			865			(23)
Stockholders' equity	5,398			5,333			65
Total average liabilities and stockholders' equity	$46,209			$40,781			$5,428

Net interest income / margin non-taxable equivalent basis		$1,258.7	3.92%		$1,114.7	4.02%		$144.0	(0.10)%

Popular, Inc.
Financial Supplement to Third Quarter 2018 Earnings Release
Table F - Mortgage Banking Activities and Other Service Fees
(Unaudited)

Mortgage Banking Activities
	Quarters ended			Variance		Nine months ended		Variance
(In thousands)	30-Sep-18	30-Jun-18	30-Sep-17	Q3 2018 vs. Q2 2018	Q3 2018 vs. Q3 2017	30-Sep-18	30-Sep-17	2018 vs. 2017
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$12,324	$12,425	$12,012	$(101)	$312	$37,205	$38,485	$(1,280)
Mortgage servicing rights fair value adjustments	(4,194)	(4,622)	(10,262)	428	6,068	(13,123)	(24,262)	11,139
Total mortgage servicing fees, net of fair value adjustments	8,130	7,803	1,750	327	6,380	24,082	14,223	9,859
Net gain on sale of loans, including valuation on loans held-for-sale	3,014	2,460	4,244	554	(1,230)	6,531	16,875	(10,344)
Trading account profit (loss):
Unrealized gains (losses) on outstanding derivative positions	45	45	(147)	-	192	(131)	(104)	(27)
Realized gains (losses) on closed derivative positions	80	(237)	(608)	317	688	2,926	(3,645)	6,571
Total trading account profit (loss)	125	(192)	(755)	317	880	2,795	(3,749)	6,544
Total mortgage banking activities	$11,269	$10,071	$5,239	$1,198	$6,030	$33,408	$27,349	$6,059

Other Service Fees
	Quarters ended			Variance		Nine months ended		Variance
(In thousands)	30-Sep-18	30-Jun-18	30-Sep-17	Q3 2018 vs. Q2 2018	Q3 2018 vs. Q3 2017	30-Sep-18	30-Sep-17	2018 vs. 2017
Other service fees:
Debit card fees	$10,984	$11,684	$10,359	$(700)	$625	$34,306	$33,478	$828
Insurance fees	14,042	13,027	13,076	1,015	966	39,668	39,410	258
Credit card fees	21,525	22,658	16,699	(1,133)	4,826	65,866	54,280	11,586
Sale and administration of investment products	5,696	5,020	5,496	676	200	16,071	16,377	(306)
Trust fees	4,967	5,139	4,817	(172)	150	15,203	14,675	528
Other fees	7,102	5,348	3,034	1,754	4,068	16,680	10,604	6,076
Total other service fees	$64,316	$62,876	$53,481	$1,440	$10,835	$187,794	$168,824	$18,970

Popular, Inc.
Financial Supplement to Third Quarter 2018 Earnings Release
Table G - Loans and Deposits
(Unaudited)

Loans - Ending Balances
				Variance
(In thousands)	30-Sep-18	30-Jun-18	30-Sep-17	Q3 2018 vs. Q2 2018	Q3 2018 vs. Q3 2017
Loans not covered under FDIC loss-sharing agreements:
Commercial	$11,993,707	$11,589,993	$11,227,095	$403,714	$766,612
Construction	943,365	899,323	823,325	44,042	120,040
Legacy [1]	27,566	29,250	37,508	(1,684)	(9,942)
Lease financing	903,540	872,098	754,881	31,442	148,659
Mortgage	7,304,170	7,376,711	6,529,235	(72,541)	774,935
Consumer	5,339,820	3,841,141	3,801,406	1,498,679	1,538,414
Total non-covered loans held-in-portfolio	$26,512,168	$24,608,516	$23,173,450	$1,903,652	$3,338,718
Loans covered under FDIC loss-sharing agreements	-	-	524,854	-	(524,854)
Total loans held-in-portfolio	$26,512,168	$24,608,516	$23,698,304	$1,903,652	$2,813,864
Loans held-for-sale:
Mortgage	51,742	73,859	68,864	(22,117)	(17,122)
Total loans held-for-sale	$51,742	$73,859	$68,864	$(22,117)	$(17,122)
Total loans	$26,563,910	$24,682,375	$23,767,168	$1,881,535	$2,796,742
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. segment.
Deposits - Ending Balances
				Variance
(In thousands)	30-Sep-18	30-Jun-18	30-Sep-17	Q3 2018 vs. Q2 2018	Q3 2018 vs. Q3 2017
Demand deposits [1]	$16,120,156	$15,813,188	$11,576,048	$306,968	$4,544,108
Savings, NOW and money market deposits (non-brokered)	15,714,275	15,751,376	14,638,191	(37,101)	1,076,084
Savings, NOW and money market deposits (brokered)	402,116	389,912	422,174	12,204	(20,058)
Time deposits (non-brokered)	7,280,854	7,284,697	7,446,922	(3,843)	(166,068)
Time deposits (brokered CDs)	131,426	138,388	165,601	(6,962)	(34,175)
Total deposits	$39,648,827	$39,377,561	$34,248,936	$271,266	$5,399,891
[1] Includes interest and non-interest bearing demand deposits.

Popular, Inc.
Financial Supplement to Third Quarter 2018 Earnings Release
Table H - Non-Performing Assets
(Unaudited)
							Variance
(Dollars in thousands)	30-Sep-18	As a % of loans HIP by category	30-Jun-18	As a % of loans HIP by category	30-Sep-17	As a % of loans HIP by category	Q3 2018 vs. Q2 2018	Q3 2018 vs. Q3 2017
Non-accrual loans:
Commercial	$172,685	1.4%	$164,949	1.4%	$165,352	1.5%	$7,736	$7,333
Construction	19,695	2.1	20,460	2.3	99	-	(765)	19,596
Legacy [1]	3,403	12.3	3,663	12.5	3,268	8.7	(260)	135
Lease financing	3,009	0.3	3,696	0.4	2,684	0.4	(687)	325
Mortgage	361,085	4.9	384,655	5.2	352,315	5.4	(23,570)	8,770
Consumer	72,611	1.4	65,776	1.7	62,210	1.6	6,835	10,401
Total non-performing loans held-in-
portfolio, excluding covered loans	632,488	2.4%	643,199	2.6%	585,928	2.5%	(10,711)	46,560
Other real estate owned (“OREO”),
excluding covered OREO	133,780		142,063		176,728		(8,283)	(42,948)
Total non-performing assets,
excluding covered assets	766,268		785,262		762,656		(18,994)	3,612
Covered loans and OREO	-		-		24,951		-	(24,951)
Total non-performing assets [2]	$766,268		$785,262		$787,607		$(18,994)	$(21,339)
Accruing loans past due 90 days or more [3] [4]	$753,074		$901,473		$465,127		$(148,399)	$287,947
Ratios excluding covered loans:
Non-performing loans held-in-portfolio
to loans held-in-portfolio	2.39%		2.61%		2.53%
Allowance for loan losses to loans
held-in-portfolio	2.39		2.61		2.65
Allowance for loan losses to
non-performing loans, excluding loans
held-for-sale	100.19		99.97		104.77
Ratios including covered loans:
Non-performing assets to total assets	1.60%		1.65%		1.85%
Non-performing loans held-in-portfolio
to loans held-in-portfolio	2.39		2.61		2.49
Allowance for loan losses to loans
held-in-portfolio	2.39		2.61		2.73
Allowance for loan losses to non-performing
loans, excluding loans held-for-sale	100.19		99.97		109.77
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. segment.
[2] There were no non-performing loans held-for-sale as of September 30, 2018, June 30, 2018 and September 30, 2017.
[3] It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. These include loans rebooked, which were previously pooled into GNMA securities amounting to $195 million (June 30, 2018 - $298 million; September 30, 2017 - $92 million). Under the GNMA program, issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected on the financial statements of BPPR with an offsetting liability. While the borrowers for our serviced GNMA portfolio benefited from the loan payment moratorium, the delinquency status of these loans continued to be reported to GNMA without considering the moratorium. These balances include $238 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of September 30, 2018 (June 30, 2018 - $216 million; September 30, 2017 - $157 million). Furthermore, the Corporation has approximately $53 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation's policy to exclude these balances from non-performing assets (June 30, 2018 - $66 million; September 30, 2017 - $57 million).
[4] The carrying value of loans accounted for under ASC Subtopic 310-30 that are contractually 90 days or more past due was $304 million at September 30, 2018 (June 30, 2018 - $265 million; September 30, 2017 - $251 million). This amount is excluded from the above table as the loans’ accretable yield interest recognition is independent from the underlying contractual loan delinquency status.

Popular, Inc.
Financial Supplement to Third Quarter 2018 Earnings Release
Table I - Activity in Non-Performing Loans
(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Sep-18			30-Jun-18
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$162,781	$2,168	$164,949	$157,132	$1,147	$158,279
Plus:
New non-performing loans	23,894	1,663	25,557	53,794	1,294	55,088
Advances on existing non-performing loans	-	-	-	647	-	647
Less:
Non-performing loans transferred to OREO	(1,480)	-	(1,480)	(1,831)	-	(1,831)
Non-performing loans charged-off	(5,179)	(3)	(5,182)	(9,758)	-	(9,758)
Loans returned to accrual status / loan collections	(8,745)	(2,414)	(11,159)	(37,203)	(273)	(37,476)
Ending balance NPLs	$171,271	$1,414	$172,685	$162,781	$2,168	$164,949

Construction loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Sep-18			30-Jun-18
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$2,559	$17,901	$20,460	$4,293	$-	$4,293
Plus:
New non-performing loans	-	-	-	-	17,901	17,901
Less:
Loans returned to accrual status / loan collections	(730)	(35)	(765)	(1,734)	-	(1,734)
Ending balance NPLs	$1,829	$17,866	$19,695	$2,559	$17,901	$20,460

Mortgage loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Sep-18			30-Jun-18
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$373,257	$11,398	$384,655	$357,967	$11,647	$369,614
Plus:
New non-performing loans	44,453	4,406	48,859	103,844	3,658	107,502
Advances on existing non-performing loans	-	52	52	-	-	-
Reclassification from covered loans	-	-	-	3,413	-	3,413
Less:
Non-performing loans transferred to OREO	(4,688)	(183)	(4,871)	(1,095)	-	(1,095)
Non-performing loans charged-off	(18,590)	(14)	(18,604)	(8,635)	(49)	(8,684)
Loans returned to accrual status / loan collections	(45,653)	(3,353)	(49,006)	(82,237)	(3,858)	(86,095)
Ending balance NPLs	$348,779	$12,306	$361,085	$373,257	$11,398	$384,655

Total non-performing loans held-in-portfolio (excluding consumer):
	Quarter ended			Quarter ended
	30-Sep-18			30-Jun-18
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$538,597	$35,130	$573,727	$519,392	$15,931	$535,323
Plus:
New non-performing loans	68,347	6,069	74,416	157,638	23,797	181,435
Advances on existing non-performing loans	-	58	58	647	2	649
Reclassification from covered loans	-	-	-	3,413	-	3,413
Less:
Non-performing loans transferred to OREO	(6,168)	(183)	(6,351)	(2,926)	-	(2,926)
Non-performing loans charged-off	(23,769)	(17)	(23,786)	(18,393)	(49)	(18,442)
Loans returned to accrual status / loan collections	(55,128)	(6,068)	(61,196)	(121,174)	(4,551)	(125,725)
Ending balance NPLs (1)	$521,879	$34,989	$556,868	$538,597	$35,130	$573,727
(1) Includes $3.4 million of NPLS related to the legacy portfolio as of September 30, 2018 (June 30, 2018 - $3.7 million).

Popular, Inc.
Financial Supplement to Third Quarter 2018 Earnings Release
Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios
(Unaudited)

	Quarter ended		Quarter ended					Quarter ended
	30-Sep-18		30-Jun-18					30-Sep-17
(Dollars in thousands)	Total		Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total
Balance at beginning of period	$643,018		$606,968		$33,610	$640,578		$509,206		$30,808	$540,014
Provision for loan losses	54,387		60,054		-	60,054		157,659		3,100	160,759
	697,405		667,022		33,610	700,632		666,865		33,908	700,773
Net loans charged-off (recovered):
BPPR
Commercial	2,369		7,960		-	7,960		(438)		-	(438)
Construction	(125)		(301)		-	(301)		(50)		-	(50)
Lease financing	1,557		1,157		-	1,157		1,495		-	1,495
Mortgage	21,962		11,575		-	11,575		17,071		831	17,902
Consumer	33,083		24,074		-	24,074		27,223		20	27,243
Total BPPR	58,846		44,465		-	44,465		45,301		851	46,152

Popular U.S.
Commercial	1,741		10,132		-	10,132		4,282		-	4,282
Legacy [1]	(685)		(277)		-	(277)		(297)		-	(297)
Mortgage	(3)		18		-	18		(174)		-	(174)
Consumer	3,788		3,276		-	3,276		3,897		-	3,897
Total Popular U.S.	4,841		13,149		-	13,149		7,708		-	7,708
Total loans charged-off - Popular, Inc.	63,687		57,614		-	57,614		53,009		851	53,860
Allowance transferred from covered to non-covered loans	-		33,610		(33,610)	-		-		-	-
Balance at end of period	$633,718		$643,018		$-	$643,018		$613,856		$33,057	$646,913

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	1.00%		0.95%			0.95%		0.92%			0.92%
Provision for loan losses to net charge-offs	0.85	x	1.04	x		1.04	x	2.97	x		2.98	x

BPPR
Annualized net charge-offs to average loans held-in-portfolio	1.24%		1.01%			1.01%		1.07%			1.05%
Provision for loan losses to net charge-offs	0.88	x	1.00	x		1.00	x	2.54	x		2.56	x

Popular U.S.
Annualized net charge-offs to average loans held-in-portfolio	0.29%					0.81%					0.52%
Provision for loan losses to net charge-offs	0.52	x				1.19	x				5.52	x
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. segment.

Popular, Inc.
Financial Supplement to Third Quarter 2018 Earnings Release
Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED
(Unaudited)

30-Sep-18
(Dollars in thousands)	Commercial	Construction	Legacy [1]	Mortgage	Lease financing	Consumer	Total
Specific ALLL	$52,250	$5,530	$-	$46,205	$297	$26,255	$130,537
Impaired loans	$356,007	$19,695	$-	$517,083	$931	$114,572	$1,008,288
Specific ALLL to impaired loans	14.68%	28.08%	-%	8.94%	31.90%	22.92%	12.95%
General ALLL	$192,290	$9,590	$377	$128,382	$12,009	$160,533	$503,181
Loans held-in-portfolio, excluding impaired loans	$11,637,700	$923,670	$27,566	$6,787,087	$902,609	$5,225,248	$25,503,880
General ALLL to loans held-in-portfolio, excluding impaired loans	1.65%	1.04%	1.37%	1.89%	1.33%	3.07%	1.97%
Total ALLL	$244,540	$15,120	$377	$174,587	$12,306	$186,788	$633,718
Total loans held-in-portfolio	$11,993,707	$943,365	$27,566	$7,304,170	$903,540	$5,339,820	$26,512,168
ALLL to loans held-in-portfolio	2.04%	1.60%	1.37%	2.39%	1.36%	3.50%	2.39%
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. reportable segment.

30-Jun-18
(Dollars in thousands)	Commercial	Construction	Legacy [1]	Mortgage	Lease financing	Consumer	Total
Specific ALLL	$46,626	$-	$-	$47,515	$362	$24,836	$119,339
Impaired loans	$359,447	$20,460	$-	$517,308	$1,130	$112,485	$1,010,830
Specific ALLL to impaired loans	12.97%	-%	-%	9.19%	32.04%	22.08%	11.81%
General ALLL	$195,220	$7,702	$700	$138,951	$13,923	$167,183	$523,679
Loans held-in-portfolio, excluding impaired loans	$11,230,546	$878,863	$29,250	$6,859,403	$870,968	$3,728,656	$23,597,686
General ALLL to loans held-in-portfolio, excluding impaired loans	1.74%	0.88%	2.39%	2.03%	1.60%	4.48%	2.22%
Total ALLL	$241,846	$7,702	$700	$186,466	$14,285	$192,019	$643,018
Total loans held-in-portfolio	$11,589,993	$899,323	$29,250	$7,376,711	$872,098	$3,841,141	$24,608,516
ALLL to loans held-in-portfolio	2.09%	0.86%	2.39%	2.53%	1.64%	5.00%	2.61%
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. reportable segment.

Variance
(Dollars in thousands)	Commercial	Construction	Legacy	Mortgage	Lease financing	Consumer	Total
Specific ALLL	$5,624	$5,530	$-	$(1,310)	$(65)	$1,419	$11,198
Impaired loans	$(3,440)	$(765)	$-	$(225)	$(199)	$2,087	$(2,542)
General ALLL	$(2,930)	$1,888	$(323)	$(10,569)	$(1,914)	$(6,650)	$(20,498)
Loans held-in-portfolio, excluding impaired loans	$407,154	$44,807	$(1,684)	$(72,316)	$31,641	$1,496,592	$1,906,194
Total ALLL	$2,694	$7,418	$(323)	$(11,879)	$(1,979)	$(5,231)	$(9,300)
Total loans held-in-portfolio	$403,714	$44,042	$(1,684)	$(72,541)	$31,442	$1,498,679	$1,903,652

Popular, Inc.
Financial Supplement to Third Quarter 2018 Earnings Release
Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS
(Unaudited)

30-Sep-18
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL	$52,250	$-	$43,841	$297	$24,906	$121,294
General ALLL	157,855	878	126,445	12,009	141,695	438,882
Total ALLL	$210,105	$878	$170,286	$12,306	$166,601	$560,176
Loans held-in-portfolio:
Impaired loans	$356,007	$1,829	$508,258	$931	$107,184	$974,209
Loans held-in-portfolio, excluding impaired loans	7,051,469	75,964	6,023,018	902,609	4,796,084	18,849,144
Total loans held-in-portfolio	$7,407,476	$77,793	$6,531,276	$903,540	$4,903,268	$19,823,353

30-Jun-18
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL	$46,626	$-	$45,039	$362	$23,553	$115,580
General ALLL	144,300	765	137,064	13,923	155,513	451,565
Total ALLL	$190,926	$765	$182,103	$14,285	$179,066	$567,145
Loans held-in-portfolio:
Impaired	$359,447	$2,559	$507,580	$1,130	$105,922	$976,638
Loans held-in-portfolio, excluding impaired loans	6,688,151	94,616	6,135,546	870,968	3,281,198	17,070,479
Total loans held-in-portfolio	$7,047,598	$97,175	$6,643,126	$872,098	$3,387,120	$18,047,117

Variance
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL	$5,624	$-	$(1,198)	$(65)	$1,353	$5,714
General ALLL	13,555	113	(10,619)	(1,914)	(13,818)	(12,683)
Total ALLL	$19,179	$113	$(11,817)	$(1,979)	$(12,465)	$(6,969)
Loans held-in-portfolio:
Impaired	$(3,440)	$(730)	$678	$(199)	$1,262	$(2,429)
Loans held-in-portfolio, excluding impaired loans	363,318	(18,652)	(112,528)	31,641	1,514,886	1,778,665
Total loans held-in-portfolio	$359,878	$(19,382)	$(111,850)	$31,442	$1,516,148	$1,776,236

Popular, Inc.
Financial Supplement to Third Quarter 2018 Earnings Release
Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - POPULAR U.S. OPERATIONS
(Unaudited)

30-Sep-18
Popular U.S.
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$5,530	$-	$2,364	$1,349	$9,243
General ALLL	34,435	8,712	377	1,937	18,838	64,299
Total ALLL	$34,435	$14,242	$377	$4,301	$20,187	$73,542
Loans held-in-portfolio:
Impaired loans	$-	$17,866	$-	$8,825	$7,388	$34,079
Loans held-in-portfolio, excluding impaired loans	4,586,231	847,706	27,566	764,069	429,164	6,654,736
Total loans held-in-portfolio	$4,586,231	$865,572	$27,566	$772,894	$436,552	$6,688,815

30-Jun-18
Popular U.S.
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$2,476	$1,283	$3,759
General ALLL	50,920	6,937	700	1,887	11,670	72,114
Total ALLL	$50,920	$6,937	$700	$4,363	$12,953	$75,873
Loans held-in-portfolio:
Impaired loans	$-	$17,901	$-	$9,728	$6,563	$34,192
Loans held-in-portfolio, excluding impaired loans	4,542,395	784,247	29,250	723,857	447,458	6,527,207
Total loans held-in-portfolio	$4,542,395	$802,148	$29,250	$733,585	$454,021	$6,561,399

Variance
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$5,530	$-	$(112)	$66	$5,484
General ALLL	(16,485)	1,775	(323)	50	7,168	(7,815)
Total ALLL	$(16,485)	$7,305	$(323)	$(62)	$7,234	$(2,331)
Loans held-in-portfolio:
Impaired loans	$-	$(35)	$-	$(903)	$825	$(113)
Loans held-in-portfolio, excluding impaired loans	43,836	63,459	(1,684)	40,212	(18,294)	127,529
Total loans held-in-portfolio	$43,836	$63,424	$(1,684)	$39,309	$(17,469)	$127,416

Popular, Inc.
Financial Supplement to Third Quarter 2018 Earnings Release
Table N - Reconciliation to GAAP Financial Measures
(Unaudited)

(In thousands, except share or per share information)	30-Sep-18	30-Jun-18	30-Sep-17
Total stockholders’ equity	$5,244,349	$5,289,661	$5,285,431
Less: Preferred stock	(50,160)	(50,160)	(50,160)
Less: Goodwill	(687,536)	(627,294)	(627,294)
Less: Other intangibles	(29,186)	(31,023)	(38,016)
Total tangible common equity	$4,477,467	$4,581,184	$4,569,961
Total assets	$47,919,428	$47,535,177	$42,601,267
Less: Goodwill	(687,536)	(627,294)	(627,294)
Less: Other intangibles	(29,186)	(31,023)	(38,016)
Total tangible assets	$47,202,706	$46,876,860	$41,935,957
Tangible common equity to tangible assets	9.49%	9.77%	10.90%
Common shares outstanding at end of period	100,336,341	102,296,440	102,026,417
Tangible book value per common share	$44.62	$44.78	$44.79

CONTACT:
Popular, Inc.
Media Relations:
Teruca Rullán, 787-281-5170
Mobile: 917-679-3596
Senior Vice President, Corporate Communications